Exhibit 99.2

With the exception of historical information, the matters discussed in this presentation are forward - looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products, competitive factors, the Company’s ability to finance future growth, the Company’s ability to produce and market new products in a timely fashion, the Company’s ability to continue to attract and retain skilled personnel, and the Company’s ability to sustain or improve current levels of productivity. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission. Safe Harbor Statement

Cognigen Ted Grasela, PharmD, PhD President and CEO, Cognigen Corporation

©2014 Cognigen Corporation • Simulations Plus has the talent and experience to translate science into software • Cognigen see the “surprises” in clinical R&D - the unexpected findings that provide new insights into disease biology and drug pharmacology • Opportunity to turn our insights and work processes into new and innovative software to improve productivity of model - based R&D efforts Why the Merger? 7 MedChem ADMET GastroPlus KIWI Simulations Plus, Inc. Cognigen Corporation Regulatory success with model - based R&D

©2014 Cognigen Corporation Thank you. 8

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